UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2013 (September 13, 2013)

WELLPOINT, INC.

(Exact name of registrant as specified in its charter)

Indiana	001-16751	35-2145715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Monument Circle

Indianapolis, IN 46204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (317) 488-6000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 13, 2013, the WellPoint, Inc. (the “Company”) Board of Directors elected John H. Short (age 69) and Elizabeth E. Tallett (age 64) to the Board of Directors. Mr. Short’s election is effective as of September 18, 2013 for a term expiring on the date of the Company’s 2015 Annual Meeting of Shareholders. Ms. Tallett’s election is effective as of October 1, 2013 for a term expiring on the date of the Company’s 2016 Annual Meeting of Shareholders. The Board also appointed Mr. Short to the Audit and Strategic Innovation Committees of the Board and Ms. Tallett to the Compensation and Governance Committees of the Board.

There are no arrangements or understandings between Mr. Short or Ms. Tallett and any other person pursuant to which they were elected to the Board, and there are no relationships between Mr. Short or Ms. Tallett and the Company that would require disclosure under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended. Mr. Short and Ms. Tallett will participate in the director compensation program described in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

A copy of the Company’s press release announcing Mr. Short’s and Ms. Tallett’s election is furnished herewith as Exhibit 99.1.

Section 9 – Financial Statements and Exhibits.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is being furnished herewith:

Exhibit No.	Exhibit

99.1	Press release dated September 17, 2013 announcing the election of John H. Short and Elizabeth E. Tallett to the WellPoint, Inc. Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2013

WELLPOINT, INC.

By:	/s/ Kathleen S. Kiefer
Name:	Kathleen S. Kiefer
Title:	Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release dated September 17, 2013 announcing the election of John H. Short and Elizabeth E. Tallett to the WellPoint, Inc. Board of Directors